Exhibit 10.8(a)
AMENDMENT NO. 1

TO THE

YUMA ENERGY, INC.

2014 LONG-TERM INCENTIVE PLAN

This Amendment No. 1 to the Yuma Energy, Inc. 2014 Long-Term Incentive Plan (the “Plan”) was approved and adopted by the Board of Directors of Yuma Energy, Inc. (the “Company”) on June 16, 2016, subject to approval by the shareholders of the Company, which was obtained on October 26, 2016. Accordingly, the Plan is hereby amended, effective as of October 26, 2016, as follows:

1.
Section 2.10 of the Plan is hereby deleted in its entirety and replaced with the following:

“Company” means Yuma Energy, Inc., a Delaware corporation.”

2.
The first sentence of Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“Subject to the limitations set forth herein, 4,990,000 shares of Common Stock are reserved for issuance pursuant to Awards made under this Plan.”

3.
Section 4.1(a) of the Plan be deleted in their entirety and replaced with the following:

“(a) Subject to Article XII, (i) the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 1,500,000 and (ii) the maximum aggregate number of shares that may be issued under this Plan through Incentive Stock Options is 1,000,000.”

4.
Section 4.1(b) of the Plan be deleted in their entirety and replaced with the following:

 “(b) Subject to Article XII, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, Performance Bonus Awards, Stock Awards and Other Incentive Awards to any Eligible Employee in any calendar year may not exceed 700,000.”

In all other respects, the Plan remains unchanged and in full force and effect, and such Plan as hereby amended is approved and adopted.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been executed to be effective as of October 26, 2016.

YUMA ENERGY, INC.

By: /s/ Sam L. Banks
Name: Sam L. Banks